UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

WATTS WATER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11499	04-2916536
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On February 18, 2014, Watts Water Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company who become borrowers under the Credit Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders referred to therein, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The following is a summary of the material terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement.

The Credit Agreement provides for a $500 million, five-year, senior unsecured revolving credit facility which may be increased by an additional $500 million under certain circumstances and subject to the terms of the Credit Agreement. The Credit Agreement has a sublimit of up to $100 million in letters of credit.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage defined as (i) in the case of Eurocurrency rate loans, the British Bankers Association LIBOR rate plus an applicable percentage, ranging from 0.975% to 1.45%, determined by reference to the Company’s consolidated leverage ratio, or (ii) in the case of base rate loans and swing line loans, the highest of (a) the federal funds rate plus 0.5%, (b) the rate of interest in effect for such day as announced by JPMorgan Chase Bank, N.A. as its “prime rate,” and (c) the British Bankers Association LIBOR rate plus 1.0%, plus an applicable percentage, ranging from 0.00 % to 0.45%, determined by reference to the Company’s consolidated leverage ratio. In addition to paying interest under the Credit Agreement, the Company is also required to pay certain fees in connection with the credit facility, including, but not limited to, an unused facility fee and letter of credit fees.

The Company’s obligations under the Credit Agreement are initially guaranteed by certain of the Company’s domestic subsidiaries. The obligations of the Company’s Netherlands subsidiary, Watts Industries Europe, B.V., which is a borrower under the Credit Agreement, are guaranteed by certain of the Company’s domestic subsidiaries.

The Credit Agreement matures on February 18, 2019, subject to extension under certain circumstances and subject to the terms of the Credit Agreement.  The Company may repay loans outstanding under the Credit Agreement from time to time without premium or penalty, other than customary breakage costs, if any, and subject to the terms of the Credit Agreement.

The Credit Agreement imposes various restrictions on the Company and its subsidiaries, including restrictions pertaining to:  (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) mergers, consolidations and acquisitions, (v) dispositions of assets, (vi) certain consolidated leverage ratios and consolidated interest coverage ratios, (vii) transactions with affiliates, (viii) changes to governing documents, and (ix) changes in control.

The Credit Agreement contains usual and customary events of default for transactions of this type. If an event of default occurs and is continuing, the lenders have the right to accelerate and require the Company to repay all amounts outstanding under the Credit Agreement.

The Company and certain subsidiaries of the Company entered into a Guaranty, dated as of February 18, 2014 (the “Credit Guaranty”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Pursuant to the Credit Guaranty, the domestic subsidiaries have guaranteed payment of the obligations of the Company and the foreign designated borrowers under the Credit Agreement. The above summary of the Credit Guaranty is qualified in its entirety by reference to the Credit Guaranty.

In connection with the execution and delivery of the Credit Agreement, all outstanding amounts owing under the Company’s Credit Agreement, dated as of June 18, 2010 (the “2010 Credit Agreement”), among the Company, certain subsidiaries of the Company as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders referred to therein, were repaid and the 2010 Credit Agreement was terminated.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Credit Agreement, dated as of February 18, 2014, among the Company, certain subsidiaries of the Company as Borrowers, JP Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.2	Guaranty, dated as of February 18, 2014, by the Company and the subsidiaries of the Company set forth therein, in favor of JPMorgan Chase Bank, N.A. and the other lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

Dated: February 24, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 18, 2014, among the Company, certain subsidiaries of the Company as Borrowers, JP Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.2	Guaranty, dated as of February 18, 2014, by the Company and the subsidiaries of the Company set forth therein, in favor of JPMorgan Chase Bank, N.A. and the other lenders referred to therein.